Exhibit 99.1


Kodak Reports 3rd-Quarter Net Income of 42 Cents Per Share; Sales Rise 3% to $3.447 Billion EPS from Continuing Operations, Excluding Charges and Other Items, Total 88 Cents

    ROCHESTER, N.Y.--(BUSINESS WIRE)--Oct. 22, 2003--Eastman Kodak Company said that third-quarter net income, in accordance with Generally Accepted Accounting Principles (GAAP) in the U.S., totaled 42 cents per share and that sales rose 3% compared with the year-ago period.
    Excluding the impact of previously announced focused cost reductions and a one-time charitable donation, earnings from continuing operations were 88 cents per share.
    For the third quarter of 2003:

    -- Sales totaled $3.447 billion, up 3% from $3.352 billion in the third quarter of 2002. Excluding foreign exchange, sales declined 1%.

    -- The company reported net income of $122 million, or 42 cents per share, compared with net income of $334 million, or $1.15 per share, in the third quarter of 2002.

    -- Earnings from continuing operations, excluding the impact of focused cost reductions and a non-operational item, were $252 million, or 88 cents per share. The after-tax non-operational items include a charge of $125 million, or 44 cents per share, related to previously announced cost reductions, and a charge of $5 million, or 2 cents per share, for a charitable contribution to the Infotonics Technology Center. The company also adjusted its estimated annual effective tax rate to 19% from 24%, which contributed 10 cents per share to both operational and GAAP earnings. In the third quarter of 2002, earnings from continuing operations, excluding non-operational items, totaled $306 million, or $1.05 per share. The after-tax non-operational items from the year-ago quarter added, on a net basis, 11 cents per share to reported earnings and included the restructuring of Japanese photofinishing operations; a one-time write-down of venture investments; adjustments related to previously announced restructuring programs; and a one-time tax benefit related to the Japanese photofinishing operations.

    "Our third-quarter results reinforce the rationale behind the strategy we unveiled to investors on Sept. 25," said Kodak Chairman and Chief Executive Officer Daniel A. Carp. "Our digital businesses - both commercial and consumer - continue to demonstrate solid growth. In Health Imaging, for example, we are selling more computed radiography and digital radiography systems. With the completion this month of the PracticeWorks acquisition, we are now the leader in the market for digital dentistry.
    "On the consumer side, Kodak's EasyShare family of digital cameras and printer docks continue to gain widespread acceptance," Carp said. "Popular Photography & Imaging magazine, for example, recently hailed the new Kodak EasyShare DX6490 digital camera for its ease-of-use and image quality. And during the third quarter, Kodak posted its first-ever profit in consumer digital cameras on a fully allocated basis. The EasyShare printer dock also is selling briskly, providing more evidence that Kodak knows how to satisfy the consumer's demand for simple, high-quality prints at home.
    "The company enjoyed solid cash generation in the third quarter, which confirms our belief that we will continue to produce a substantial amount of cash from our traditional businesses," Carp said. "We are investing in a highly disciplined manner to fund the transformation of Kodak into a digitally oriented imaging company.
    "In markets where film continues to grow, we will continue to invest smartly," Carp said. "Today, we announced that Kodak and China Lucky Film Corp. have signed a 20-year agreement to expand each other's market opportunities. This is an example of the kind of disciplined investments that will help maximize the value of our traditional businesses and create funding sources for the digital transformation."
    Other third-quarter 2003 details from continuing operations:

    -- Kodak's operating cash flow was lower than the year-ago quarter, primarily reflecting lower net income from continuing operations.

    -- For the quarter, operating cash flow was $243 million, compared with $345 million in the third quarter of 2002. (Kodak defines operating cash flow as net cash provided by continuing operations, as determined under GAAP, plus proceeds from the sale of assets minus capital expenditures, acquisitions, investments in unconsolidated affiliates and dividends.)

    -- The company's debt totaled $2.890 billion at the end of the quarter, compared with $2.742 billion in the year-ago quarter. The company held $983 million in cash on its balance sheet at the end of the quarter, up from $561 million at the end of the third quarter of 2002. Net debt, or total debt minus cash, totaled $1.907 billion at the end of the third quarter, down $274 million from the year-ago quarter. These figures don't include the $1.075 billion in debt that Kodak issued in October.

    -- Gross profit on an operational basis was 33.7%, compared with 38.5% in the year-ago period.

    -- Selling, general and administrative expenses on an operational basis were 18.3% of sales, down from 18.4% in the year-ago quarter.

    The segment results for the third quarter of 2003 are as follows:

    -- Photography segment sales totaled $2.475 billion, up 3%. The segment had earnings from operations of $204 million on an operational and GAAP basis, compared with earnings from operations of $324 million a year ago. Highlights for the quarter included a 117% increase in consumer digital camera sales, a 43% increase in sales at Ofoto, a 33% increase in inkjet paper sales, and a 14% increase in the sale of photo kiosks and related media.

    --  Health Imaging segment sales were $571 million, up 1%.
        Earnings from operations on an operational and GAAP basis for the segment were $117 million, down from $126 million in the year-ago period. Highlights included higher sales of digital capture equipment, digital media and services.

    -- Commercial Imaging segment sales were $373 million, up 6%. Earnings from operations on an operational and GAAP basis were $33 million, compared with $42 million in the year-ago period.

    -- All Other sales were $28 million, up from $26 million. Losses from operations on an operational and GAAP basis totaled $19 million, compared with losses of $8 million in the year-ago period. The All Other category includes the Kodak Display business, as well as Sensors, Optics and miscellaneous businesses.

    Earnings Outlook:

    -- The company expects operational earnings of $2.10 to $2.20 per share, and GAAP earnings of $1.15 to $1.30 per share, for all of 2003.

    "As we said on Sept. 25, Kodak intends to harness the power of digital technology to become a bigger, more diversified company, pursuing markets as varied as consumer digital cameras, digital medical imaging equipment, commercial printing and organic displays," Carp said. "In keeping with the Sept. 25 announcement, we will change the way Kodak reports its financial results so that investors benefit from a consistent, transparent presentation that aligns with the markets we are pursuing."
    Beginning with the first quarter of 2004, Kodak will report results for the following segments: Digital & Film Imaging Systems; Health Imaging; Commercial Imaging; and Commercial Printing. The All Other category will include the operations that comprise Display & Components. Kodak also will provide in the first quarter results from past years that reflect the new reporting segments outlined above.
    "As we execute on our strategy, investors can expect to see more of the milestones that we've already achieved in digital markets," Carp said. "Kodak, for example, holds the No. 1 share position in the market for photo kiosks at retail, online photofinishing through Ofoto, high-speed document scanners, DryView laser printers for medical images, digital dental equipment and software, and OLED flat-panel displays, while sharing the top spot in the U.S. for photo-quality inkjet paper. That's above and beyond our No. 1 position in such traditional markets as consumer photographic film, motion-picture film and medical x-ray film - just to name a few.
    "Today's results represent another step toward the successful implementation of a strategy that will allow Kodak to claim a larger share of the growing $385 billion infoimaging market," Carp said. "With success will come higher sales, profits and investment returns for Kodak shareholders. I am committed - along with a management team experienced in digital markets - to generate as much value as possible from Kodak's assets, and we are convinced that the plan announced on Sept. 25 represents the best way to achieve that goal."
    Operational items are non-GAAP financial measures as defined by the Securities and Exchange Commission's final rules under "Conditions for Use of Non-GAAP Financial Measures." Reconciliations of operational items included in this press release to the most directly comparable GAAP financial measures can be found in the Financial Discussion Document attached to this press release.

    Certain statements in this press release may be forward looking in nature, or "forward-looking statements" as defined in the United States Private Securities Litigation Reform Act of 1995. For example, references to the Company's fourth-quarter 2003 revenue, earnings, cash flow expectations and future focused cost reductions are forward-looking statements.
    Actual results may differ from those expressed or implied in forward-looking statements. In addition, any forward-looking statements represent our estimates only as of Oct. 22, 2003, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change. The forward-looking statements contained in this press release are subject to a number of risk factors, including the successful:

        -- Implementation of product strategies (including category expansion, digitization, OLED, and digital products);

        -- Implementation of intellectual property licensing strategies;

        --  Development and implementation of e-commerce strategies;

        --  Completion of information systems upgrades, including SAP;

        --  Completion of various portfolio actions;

        --  Reduction of inventories;

        --  Improvement in manufacturing productivity;

        --  Improvement in receivables performance;

        --  Reduction in capital expenditures;

        --  Improvement in supply chain efficiency;

        -- Implementation of future focused cost reductions, including personnel reductions;

        -- Development of the Company's business in emerging markets like China, India, Brazil, Mexico, and Russia.

    The forward-looking statements contained in this press release are subject to the following additional risk factors:

    -- Inherent unpredictability of currency fluctuations and raw material costs;

    --  Competitive actions, including pricing;

    -- The nature and pace of technology substitution, including the analog-to-digital shift;

    --  Continuing customer consolidation and buying power;

    -- General economic, geo-political, public health and business conditions.

    -- Other factors disclosed previously and from time to time in the Company's filings with the Securities and Exchange
        Commission.

    Any forward-looking statements in this press release should be evaluated in light of these important risk factors.


Eastman Kodak Company and Subsidiary Companies
CONSOLIDATED STATEMENT OF EARNINGS - UNAUDITED
(in millions, except per share data)

                                Three Months Ended  Nine Months Ended
                                   September 30        September 30
                                 ------------------   ----------------
                                   2003       2002      2003     2002

Net sales                        $3,447     $3,352    $9,539   $9,394
Cost of goods sold                2,320      2,062     6,472    5,990
                                 ------     ------    ------   ------
   Gross profit                   1,127      1,290     3,067    3,404

Selling, general and
 administrative expenses            639        631     1,921    1,827
Research and development costs      194        188       567      567
Restructuring costs (credits)
 and other                          152         (9)      228       (9)
                                  ------     ------    ------   ------
Earnings from continuing
 operations before interest,
 other charges, and income
 taxes                              142        480       351    1,019

Interest expense                     33         40       104      128
Other charges                         9         21        39       74
                                  ------     ------    ------   ------
Earnings from continuing
 operations before income taxes     100        419       208      817
(Benefit) provision for income
 taxes                              (22)        83       (23)     154
                                  ------     ------    ------   ------
Earnings from continuing
 operations                         122        336       231      663

Earnings (loss) from discontinued
 operations, net of income tax
 benefits for the three and nine
 months ended Sept. 30, 2002 of $2
 and $4, respectively                 -         (2)       15       (6)
                                  ------     ------    ------   ------
NET EARNINGS                     $  122     $  334    $  246   $  657
                                  ======     ======    ======   ======

Basic and diluted net earnings
 (loss) per share:
  Continuing operations          $  .42     $ 1.16    $  .81   $ 2.27
  Discontinued operations           .00       (.01)      .05     (.02)
                                 ------     ------    ------   ------
  Total                          $  .42     $ 1.15    $  .86   $ 2.25
                                 ======     ======    ======   ======


Number of common shares used in
 basic earnings (loss) per share  286.5      291.8     286.5    291.6
Incremental shares from
 assumed conversion of options       .1          -        .1        -
                                  ------     ------    ------   ------
Number of common shares used in
 diluted earnings (loss) per share 286.6      291.8     286.6    291.6
                                  ======     ======    ======   ======

Cash dividends per share          $  .25     $    -    $ 1.15   $  .90
                                  ======     ======    ======   ======


SUPPLEMENTAL INFORMATION - UNAUDITED
(in millions)


                              Three Months Ended  Nine Months Ended
                                 September 30        September 30
                              ------------------  -----------------
                                2003       2002      2003     2002


Provision for depreciation    $  225     $  215    $  620   $  601
After-tax exchange losses
 and effect of translation
 of net monetary items            (6)        (4)      (11)     (16)
Cash dividends declared           72          0       330      262
Capital expenditures             117        155       353      362


Net Sales from Continuing Operations by Reportable Segment and All Other - Unaudited
(in millions)

                            Three Months Ended    Nine Months Ended
                              September 30          September 30
                          ---------------------  ---------------------
                           2003    2002  Change   2003    2002 Change

Photography
  Inside the U.S.         $1,009  $1,051   - 4%   $2,668  $2,933  - 9%
  Outside the U.S.         1,466   1,358   + 8     3,946   3,668  + 8
                          ------  ------   ---    ------  ------  ---
Total Photography          2,475   2,409   + 3     6,614   6,601    0
                          ------  ------   ---    ------  ------  ---

Health Imaging
  Inside the U.S.            251     273   - 8       755     791  - 5
  Outside the U.S.           320     292   +10       972     864  +13
                          ------  ------   ---    ------  ------  ---
Total Health Imaging         571     565   + 1     1,727   1,655  + 4
                          ------  ------   ---    ------  ------  ---

Commercial Imaging
  Inside the U.S.            223     200   +12       657     593  +11
  Outside the U.S.           150     152   - 1       470     467  + 1
                          ------  ------   ---    ------  ------  ---
Total Commercial Imaging     373     352   + 6     1,127   1,060  + 6
                          ------  ------   ---    ------  ------  ---

All Other
  Inside the U.S.             13      13     0        35      40  -13
  Outside the U.S.            15      13   +15        36      38  - 5
                          ------  ------   ---    ------  ------  ---
Total All Other               28      26   + 8        71      78  - 9
                          ------  ------   ---    ------  ------  ---
    Consolidated total    $3,447  $3,352   + 3%   $9,539  $9,394  + 2%
                          ======  ======   ===    ======  ======  ===

----------------------------------------------------------------------


Earnings (Loss) from Continuing Operations Before Interest, Other
Charges, and Income Taxes by Reportable Segment and All Other -
Unaudited (in millions)

                         Three Months Ended       Nine Months Ended
                           September 30              September 30
                        ---------------------   ----------------------


                        2003    2002   Change    2003    2002   Change

Photography          $   204  $  324   - 37%   $  277   $  597   - 54%
  Percent of Sales       8.2%   13.4%             4.2%     9.0%

Health Imaging       $   117  $  126   -  7%   $  357   $  314   + 14%
  Percent of Sales      20.5%   22.3%            20.7%    19.0%

Commercial Imaging   $    33  $   42   - 21%   $  117   $  143   - 18%
  Percent of Sales       8.8%   11.9%            10.4%    13.5%

All Other            $   (19) $   (8)  -138%   $  (58)  $  (21)  -176%
  Percent of Sales    (67.9%) (30.8%)          (81.7%)  (26.9%)
                     -------  ------   ----    ------   ------   ----
Total of segments    $   335  $  484   - 31%   $  693   $1,033   - 33%
                         9.7%   14.4%             7.3%    11.0%

Venture investment
 impairments               -     (13)               -      (23)
Impairment of Burrell
 Companies' net assets
 held for sale             -       -               (9)       -
Restructuring credits
 (costs) and other      (185)      9             (285)       9
Donation to technology
 enterprise               (8)      -               (8)       -
GE settlement              -       -              (12)       -
Patent infringement
 claim settlement          -       -              (14)       -
Prior year acquisition
 settlement                -       -              (14)       -
                     -------  ------   ----    ------   ------   -----
  Consolidated total $   142  $  480   - 70%   $  351   $1,019   - 66%
                     =======  ======   ====    ======   ======   ====

----------------------------------------------------------------------

Earnings (Loss) From Continuing Operations by Reportable Segment and All Other - Unaudited
(in millions)

                          Three Months Ended       Nine Months Ended
                            September 30             September 30
                        ---------------------   ----------------------


                         2003    2002   Change    2003    2002  Change

Photography           $  172  $  232   - 26%   $  224   $ 410    - 45%
  Percent of Sales       6.9%    9.6%             3.4%    6.2%

Health Imaging        $  106  $   89   + 19%   $  287   $ 221    + 30%
  Percent of Sales      18.6%   15.8%            16.6%   13.4%

Commercial Imaging    $   22  $   23   -  4%   $   67   $  72    -  7%
  Percent of Sales       5.9%    6.5%             5.9%    6.8

All Other             $  (21) $   (9)  -133%   $  (52)  $ (19)   -174%
  Percent of Sales    (75.0%) (34.6%)          (73.2%) (24.4%)
                      ------  ------   ----    ------   -----    -----
Total of segments     $  279  $  335   - 17%   $  526   $ 684    - 23%
                         8.1%   10.0%             5.5%    7.3%


Venture investment
 impairments               -     (21)               -     (34)
Impairment of Burrell
 Companies' net assets
 held for sale             -       -               (9)      -
Restructuring credits
 (costs) and other      (185)      9             (285)      9
Donation to technology
 enterprise               (8)      -               (8)      -
GE settlement              -       -              (12)      -
Patent infringement
 claim settlement          -       -              (14)      -
Prior year acquisition
 settlement                -       -              (14)      -
Interest expense         (33)    (40)            (104)   (128)
Other corporate items      2       4                8       9
Tax benefit -
 PictureVision
 subsidiary closure        -       -                -      45
Tax benefit - Kodak
 Imagex Japan              -      46                -      46
Tax benefit - donation
 of patents                -       -                8       -
Income tax effects on
 above items and taxes
 not allocated to
 segments                 67       3              135      32
                       ------   -----   ----    ------   -----    ----
  Consolidated total  $  122    $336   - 64%   $  231   $ 663    - 65%
                       ======   =====   ====    ======   =====    ====
----------------------------------------------------------------------


Eastman Kodak Company and Subsidiary Companies
CONSOLIDATED STATEMENT OF FINANCIAL POSITION
(in millions)
                                         Sept. 30,        Dec. 31,
                                            2003            2002
                                        (Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents                 $   983         $   569
Receivables, net                            2,340           2,234
Inventories, net                            1,202           1,062
Deferred income taxes                         524             512
Other current assets                          184             157
                                          -------         -------
 Total current assets                       5,233           4,534
                                          -------         -------
Property, plant and equipment, net          5,157           5,420
Goodwill, net                               1,021             981
Other long-term assets                      2,626           2,559
                                          -------         -------
 TOTAL ASSETS                             $14,037         $13,494
                                          =======         =======
----------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and other current
  liabilities                             $ 3,531         $ 3,351
Short-term borrowings                       1,410           1,442
Accrued income taxes                          619             709
                                          -------         -------
 Total current liabilities                  5,560           5,502

OTHER LIABILITIES
Long-term debt, net of current portion      1,480           1,164
Postretirement liabilities                  3,436           3,412
Other long-term liabilities                   637             639
                                          -------         -------
 Total liabilities                         11,113          10,717

SHAREHOLDERS' EQUITY
Common stock at par                           978             978
Additional paid in capital                    849             849
Retained earnings                           7,509           7,611
Accumulated other comprehensive loss         (552)           (771)
Unearned restricted stock                      (8)              -
                                          -------         -------
                                            8,776           8,667
Less: Treasury stock at cost                5,852           5,890
                                          -------         -------
 Total shareholders' equity                 2,924           2,777
                                          -------         -------
 TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                   $14,037         $13,494
                                          =======         =======


Eastman Kodak Company and Subsidiary Companies
CONSOLIDATED STATEMENT OF CASH FLOWS - UNAUDITED
(in millions)
                                                 Nine Months Ended
                                                    September 30
                                                 ------------------
                                                     2003    2002

Cash flows relating to operating activities:
Net earnings                                       $  246  $  657
Adjustments to reconcile to net cash
provided by operating activities:
  (Gain) loss from discontinued operations            (15)      6
  Equity in losses from unconsolidated affiliates      43      73
  Gain on sale of assets                              (12)    (17)
  Depreciation and amortization                       620     601
  Restructuring costs, asset impairments and
   other non-cash charges                              41      (9)
  (Benefit) provision for deferred taxes               (4)     35
  (Increase) decrease in receivables                  (68)    126
  Increase in inventories                             (65)    (56)
  Decrease in liabilities excluding borrowings        (55)    (35)
  Other items, net                                     93     (72)
                                                   ------  ------
    Total adjustments                                 578     652
                                                   ------  ------
    Net cash provided by continuing
     operations                                       824   1,309
                                                   ------  ------
    Net cash provided by (used in)
     discontinued operations                           19      (9)
                                                   ------  ------
    Net cash provided by operating activities         843   1,300
                                                   ------  ------

Cash flows relating to investing activities:
  Additions to properties                            (353)   (362)
  Net proceeds from sales of businesses/assets         21      18
  Acquisitions, net of cash acquired                  (88)     (6)
  Investments in unconsolidated affiliates            (54)    (96)
  Marketable securities - purchases                   (62)    (78)
  Marketable securities - sales                        62      61
                                                   ------  ------
    Net cash used in investing activities            (474)   (463)
                                                   ------  ------

Cash flows relating to financing activities:
  Net increase (decrease) in borrowings
   with original maturity of 90 days or less           52     (69)
  Proceeds from other borrowings                      865     625
  Repayment of other borrowings                      (641) (1,015)
  Dividend payments                                  (258)   (262)
  Exercise of employee stock options                   12       2
                                                   ------  ------
    Net cash provided by (used in) financing
     activities                                        30    (719)
                                                   ------  ------

Effect of exchange rate changes on cash                15      (5)
                                                   ------  ------

Net increase in cash and cash equivalents             414     113
Cash and cash equivalents, beginning of year          569     448
                                                   ------  ------
Cash and cash equivalents, end of quarter          $  983  $  561
                                                   ======  ======
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